Exhibit 99.1

Torrance Refinery & Associated Logistics Business
Combined Financial Statements as of and for the
years ended December 31, 2015, 2014 and 2013

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Torrance Refinery & Associated Logistics Business
Index
____________________________________________________________________________

Page(s)
Independent Auditor’s Report	1 - 2
Combined Balance Sheets	3
Combined Statements of Income	4
Combined Statements of Changes in Net Parent Investment	5
Combined Statements of Cash Flows	6
Notes to the Combined Financial Statements	7 - 16

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Independent Auditor's Report

To Members of Management of Exxon Mobil Corporation:

We have audited the accompanying combined financial statements of Torrance Refinery & Associated Logistics Business, which comprise the combined balance sheets as of December 31, 2015, 2014 and 2013, and the related combined statements of income, changes in net parent investment and cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Torrance Refinery & Associated Logistics Business as of December 31, 2015, 2014 and 2013, and the results of its operations, its changes in net parent investment and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying notes are an integral part of these combined financial statements.

Emphasis of matter

As described in Note 1, Torrance Refinery & Associated Logistics Business is a member of a group of companies affiliated with Exxon Mobil Corporation and has extensive operations and relationships with members of the group. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 24, 2016

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Torrance Refinery & Associated Logistics Business
Combined Balance Sheets
____________________________________________________________________________

	At December 31,
	2015	2014	2013
	(in thousands of dollars)
ASSETS

Current Assets
Affiliates accounts receivable (net)	289,194	67,290	-
Inventories	465,521	455,862	737,882
Total Current Assets	754,715	523,152	737,882

Non Current Assets
Property, plant and equipment (net)	876,908	909,514	940,720
Total Non Current Assets	876,908	909,514	940,720

Total Assets	1,631,623	1,432,666	1,678,602

LIABILITIES AND CHANGE IN NET PARENT INVESTMENT

Current Liabilities
Affiliates accounts payable (net)	-	-	64,326
Other current liabilities	170,685	58,858	53,150
Total Current Liabilities	170,685	58,858	117,476

Non Current Liabilities
Deferred income tax	248,258	255,561	253,720
Environmental liabilities	12,736	12,531	12,516
Other long term liabilities	-	7,500	7,500
Total Non Current Liabilities	260,994	275,592	273,736

Total Liabilities	431,679	334,450	391,212

Commitments and Contingencies (see Note 11)
Equity
Net parent investment	1,199,944	1,098,216	1,287,390

Total liabilities and change in net parent investment	1,631,623	1,432,666	1,678,602

The accompanying notes are an integral part of these combined financial statements.

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Torrance Refinery & Associated Logistics Business
Combined Statements of Income
____________________________________________________________________________

	Year Ended December 31,
	2015	2014	2013
	(in thousands of dollars)
REVENUES
Sales – related party	3,128,660	7,117,951	8,082,104
Other revenue	140	140	116
Total Revenues	3,128,800	7,118,091	8,082,220
COST AND EXPENSES
Cost of sales excluding depreciation expense – related party	2,990,345	6,731,951	7,367,120
Operating expenses	855,077	617,672	547,294
Selling, general and administrative expenses	99,702	87,190	84,879
Depreciation expense	71,550	69,454	72,928
(Gains) / loss on asset sales	78	763	(12,804)
Total Cost and Expenses	4,016,752	7,507,030	8,059,417

Income / (Loss) before Income Tax Expense	(887,952)	(388,939)	22,803

INCOME TAX EXPENSE

Current income tax benefit / (expense)	354,502	157,058	(14,500)
Deferred income tax benefit / (expense)	7,303	(1,841)	(903)
Total Income Tax Benefit / (Expense)	361,805	155,217	(15,403)

Net Income / (Loss)	(526,147)	(233,722)	7,400

The accompanying notes are an integral part of these combined financial statements.

Torrance Refinery & Associated Logistic Business
Combined Statements of Changes in Net Parent Investment
____________________________________________________________________________

Net Parent Investment
(in thousands of dollars)

Balance as of December 31, 2012	1,377,249

Net income	7,400
Net change in parent investment	(97,259)

Balance as of December 31, 2013	1,287,390

Net loss	(233,722)
Net change in parent investment	44,548

Balance as of December 31, 2014	1,098,216

Net loss	(526,147)
Net change in parent investment	627,875

Balance as of December 31, 2015	1,199,944

The accompanying notes are an integral part of these combined financial statements.

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Torrance Refinery & Associated Logistics Business
Combined Statements of Cash Flows
____________________________________________________________________________

	Year Ended December 31,
	2015	2014	2013
	(in thousands of dollars)
Cash flows from operating activities:
Net Income / (Loss)	(526,147)	(233,722)	7,400

Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation expense	71,550	69,454	72,928
Deferred income taxes	(7,303)	1,841	903
Inventory market valuation charge	42,255	103,434	-
(Gain) / loss on asset sale	78	719	(12,817)
Changes in assets and liabilities:
Affiliates accounts receivable, net	(221,904)	(67,290)	-
Inventory	(51,914)	178,586	(19,103)
Affiliates accounts payable, net	-	(64,326)	38,345
Other current liabilities	111,827	5,708	31,813
Other non-current liabilities	(7,295)	15	7,591
Net Cash (used) provided by operating activities	(588,853)	(5,581)	127,060

Cash flows from investing activities:
Capital expenditures	(39,022)	(38,970)	(43,206)
Cash proceeds from sale of assets	-	3	13,405
Net cash (used) by investing activities	(39,022)	(38,967)	(29,801)

Cash flows from financing activities:
Net capital contribution from / (distribution to) parent	627,875	44,548	(97,259)
Net cash provided (used) by financing activities	627,875	44,548	(97,259)

Net increase (decrease) in Cash & Cash equivalents	-	-	-

Cash and Cash equivalents at the beginning of year	-	-	-

Cash and Cash equivalents at the end of year	-	-	-
Supplemental non-cash transactions:
Change in environmental liabilities	(205)	(14)	(91)

The accompanying notes are an integral part of these combined financial statements.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

1.	Description and Nature of the Business and Basis of Presentation
Description and Nature of the Business
Torrance Refinery & Associated Logistics Business (collectively the “Company”) operates a refinery (the “Refinery”) owned by ExxonMobil Oil Corporation (referred to as the “Seller”) in Torrance, California, including the Torrance Terminal, the refinery process units, fuel process and handling units, above ground and underground storage tanks and piping, utilities, office buildings and other structures, fixtures and tangible property. The Refinery covers 750 acres, and has a processing capacity of 155,000 barrels of crude oil per day. Additionally, the Company operates the pipeline systems (the “Pipelines”) used to transport crude oil to the Refinery.
The Company has historically consolidated its transactions within its parent company, Exxon Mobil Corporation (referred to as “ExxonMobil”).
On September 29, 2015, ExxonMobil Oil Corporation and Mobil Pacific Pipeline Company signed an agreement with PBF Holding Company LLC for the sale of the Company (hereafter referred to as the “Transaction”). Per the terms of the agreement, PBF Holding Company LLC will acquire one hundred percent of the Company for an aggregate purchase price of $537.5 million plus other final working capital adjustments determined at the time of closing. The Transaction is expected to close by July 1, 2016 and is subject to competition authority approval and other customary regulatory approvals.
Basis of Presentation
The accompanying Combined Financial Statements and related notes present the combined financial position, results of operations, cash flows and changes in net parent investment of the Company. These Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying Combined Statements of Operations also include expense allocations for certain functions historically performed by ExxonMobil, including allocations of general corporate services, such as treasury, accounting, human resources and legal services. These allocations were based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. We believe the assumptions underlying the accompanying Combined Financial Statements, including the assumptions regarding the allocation of expenses from ExxonMobil, are reasonable. Nevertheless, the accompanying Combined Financial Statements may not include all of the expenses that would have been incurred and may not reflect our combined financial position, results of operations, and cash flows had we been a stand-alone company during the years presented. The Company does not have any components of comprehensive income and, as such, comprehensive income is equal to net income.
The accompanying Combined Financial Statements have been prepared assuming the Company will continue as a going concern which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

2.	Summary of Significant Accounting Policies and Estimates
Use of estimates. The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results can differ from those estimates.
Revenue recognition. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectability is reasonably assured. Costs associated with revenues are recorded in cost of sales. Shipping and other transportation costs billed to the customers are presented on a gross basis in revenues and cost of sales. All revenue recorded by the Company are transactions with affiliated entities of ExxonMobil.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

Cash and financing activities. ExxonMobil uses a centralized approach to the cash management and financing of the Company’s operations. The Company has no bank accounts and, as such, the cash generated by its operations is directly received by ExxonMobil. ExxonMobil funded the Company’s operating and investing activities as needed. Therefore, the Company did not have a cash balance as of December 31, 2015, 2014 or 2013. The Company reflects cash management and financing activities performed by ExxonMobil as a component of the change in net parent investment on its accompanying Combined Balance Sheets, and as a net contribution from and distributions to the parent on its accompanying Combined Cash Flows. The Company has not included any interest expense related to funding activities, since historically ExxonMobil has not allocated long-term debt or interest related to such activity with any of its business segments.
Affiliates accounts receivable, net and Affiliates accounts payable, net. The balances represent the net between the affiliate accounts receivable balance, recognized for each revenue transaction with ExxonMobil, and the affiliate accounts payable balance, recognized for each purchase and expense incurred by the Company. The Company records these balances at the invoiced amounts. Due to their short‑term nature, the valuation approximates its fair value.
The affiliates accounts receivable includes the income tax benefit that the Company would have (under the benefit-for-loss method) if it had been filing a separate income tax return. As the Company is part of the ExxonMobil’s consolidated tax group in the United States and ExxonMobil is the ultimate parent of the Company and the taxpaying entity, these balances are settled through intercompany accounts.
Inventories. Crude oil and petroleum product inventories are stated at the lower of cost or market, and costs are determined using the first‑in, first‑out (“FIFO”) method. In 2015 and 2014, net loss included a loss of $42 million and $103 million, respectively, attributable to the effects of lower of cost or market valuation adjustments. Materials and supplies, excluding catalysts inventory, are valued primarily using the moving average cost method. Catalysts inventory is valued at actual cost.
Other inventory includes biofuels certificates and emissions credits required to satisfy the Company’s regulatory obligations that are recorded at cost of acquisition. The Seller purchases renewable fuel identification numbers (“RINs”) certificates and emissions credits to satisfy its regulatory obligations. The Company has recorded its allocated portion of the purchased RINs certificates based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. Emissions credits are recorded at actual cost for those that are directly attributable to the Torrance refinery. The liability for the obligation to purchase biofuels certificates and emissions credits is recorded as an Other Current Liability. Refer to Note 8 for additional information relating to biofuels certificates and emission credits.
Property, plant, and equipment. Property, plant and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which ranges from 5 to 25 years for machinery and equipment and 30 years for buildings.
The Company performs an impairment assessment whenever events or circumstances indicate that the carrying amounts of its long-lived assets (or group of assets) may not be recoverable through future operations or disposition. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets for this assessment.
When items of property, plant and equipment are sold or otherwise disposed of, any gains or losses are reported in net income. Gains on the disposal of property, plant and equipment are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when the assets are classified as held for sale.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

Major maintenance activities. Costs for planned turnaround, major maintenance and engineered project activities are expensed in the period incurred. These types of costs include contractor repair services, materials and supplies, equipment rentals and labor costs.
Other current liabilities. Other current liabilities balances include the obligation of the Company for its biofuels blending and carbon emissions regulatory requirements. The Company has recorded its allocated portion of the expected overall biofuels blending obligation of the Seller based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. A liability is recorded for our expected carbon emissions obligation based on the actual cost of emissions credits we have acquired as of the balance sheet date. Refer to Note 8 for additional information relating to biofuel certificates and emissions credits.
Environmental liabilities. We accrue for environmental remediation activities when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. The timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. As environmental remediation matters proceed toward ultimate resolution or as additional remediation obligations arise, charges in excess of those previously accrued may be required.
Other long term liabilities. The Company recognizes other long term liabilities related to regulatory fines. Liabilities related to future costs are recorded on an undiscounted basis when these assessments are probable and the costs can be reasonably estimated.
Income taxes. The Company is not subject to income tax as it is not a stand-alone entity. The current federal and state income taxes included in these Combined Financial Statements represent the Company’s estimated share of ExxonMobil’s current federal and state income taxes. Deferred federal and state income taxes are recognized for the estimated future tax consequences and benefits attributable to differences between the financial statement carrying amounts of assets and liabilities and their tax basis, as if tax returns were filed for the Company as a stand-alone entity.

3.	Recently Issued Accounting Standards
In August 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of ASU 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”) for all entities by one year. ASU 2014-09 establishes a single revenue recognition model for all contracts with customers, eliminates industry specific requirements, and expands disclosure requirements. The standard is required to be adopted beginning January 1, 2018.
“Sales” on the accompanying Combined Statements of Income includes sales, excise and value-added taxes on sales transactions. When the Company adopts the standard, revenue will exclude sales-based taxes collected on behalf of third parties. This change in reporting will not impact earnings. The Company continues to evaluate other areas of the standard and its effect on the Company’s Combined Financial Statements.
In August 2014, the FASB issued an accounting standards update requiring management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Management will be required to assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Disclosures will be required if conditions give rise to substantial doubt and the type of disclosure will be determined based on whether management’s plans will be able to alleviate the substantial doubt. The accounting standards update will be effective for the first annual period ending after December 15, 2016, and for annual periods and interim periods thereafter with early application permitted. The Company does not expect application of this standard to have an impact on its Combined Financial Statements.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

In July 2015, the FASB issued changes related to the simplification of the measurement of inventory. The changes require entities to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The changes do not apply to inventories that are measured using either the last-in, first-out method or the retail inventory method. The change is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017.
In November 2015, the FASB issued an accounting standards update to simplify the balance sheet classification of deferred taxes. The update requires that deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The update does not change the existing requirement that only permits offsetting within a jurisdiction. The change is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The guidance may be applied either prospectively or retrospectively with early adoption permitted. The Company does not believe the standard will have a material effect on its Combined Financial Statements.
In February 2016, the FASB issued an update that requires companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those assets. The standard is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted for financial statements of fiscal years or interim periods that have not been previously issued. The Company is assessing the impact of the standard on its Combined Financial Statements.

4.	Related Party Transactions
The Company is part of the consolidated operations of ExxonMobil and all of its transactions are derived from transactions with ExxonMobil. All revenues include amounts earned for the sale of crude oil and petroleum products to ExxonMobil at market based transfer prices. Cost of sales includes amounts paid for crude oil products and other petroleum feedstocks at market based transfer prices. Operating expenses include freight, energy and operating expenses charged by ExxonMobil to the Company based upon usage. The payment terms related to these transactions are 30 days.
Additionally, ExxonMobil provides the Company substantial labor and overhead support. The accompanying Combined Financial Statements include general corporate services expense allocations for support functions provided by ExxonMobil to the Company, which are recorded as selling, general, and administrative expenses. These support functions include direct labor and benefits as well as centralized corporate support services that include but are not limited to treasury, accounting, payroll, human resources, facilities management, information technology and legal services. Allocations are based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. Management believes that these allocations are reasonable and reflect the utilization of services provided and benefits received, but may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

5.	Affiliates accounts receivable, net and Affiliates accounts payable, net
The Company records its affiliate accounts receivable and affiliate accounts payable balances as net on the Combined Balance Sheets. These accounts are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Affiliates accounts receivable	563,968	622,439	665,934
Affiliates accounts payable	(274,774)	(555,149)	(730,260)
Affiliate accounts receivable / (payable), net	289,194	67,290	(64,326)

In 2015 and 2014, the affiliates accounts receivable balances included an income tax benefit of $355 million, $157 million, respectively. In 2013, the affiliates accounts payable balance included an income tax payable of $15 million.

6.	Inventory
Inventories at December 31, 2015, 2014 and 2013 consist of the following:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Crude oil	70,256	95,338	266,618
Petroleum products and other feedstock	138,483	218,510	372,392
Certificates and emissions credits	210,693	80,319	50,491
Material and supplies	29,295	46,942	37,763
Catalysts inventory	16,794	14,753	10,618
Total Inventory	465,521	455,862	737,882

In 2015 and 2014, net income included a loss of $42 million and $103 million, respectively, attributable to the effects of lower of cost or market valuation adjustments for the Company’s crude oil and petroleum products and other feedstocks inventory. These losses are included in ‘Cost of sales excluding depreciation expense’ for each respective year.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

7.	Property, plant and equipment
Property, plant, and equipment at December 31, 2015, 2014 and 2013 consists of the following:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Machinery and equipment	2,470,504	2,434,518	2,426,555
Buildings	43,820	44,055	42,272
Incomplete construction	41,545	46,300	51,576
Land	19,477	19,477	19,477
Total Property, plant and equipment	2,575,346	2,544,350	2,539,880
Less: Accumulated depreciation	(1,698,438)	(1,634,836)	(1,599,160)
Property, plant and equipment, net	876,908	909,514	940,720

8.	Biofuels certificates and carbon emissions credits
Biofuels certificates
The U.S. Environmental Protection Agency (“EPA”) Renewable Fuel Standard program was implemented in 2005 and amended by the Energy Independence and Security Act of 2007, requires the Company to blend a certain percentage of biofuels into the products it produces. These obligations arise as production occurs. To the degree that the Company is unable to blend biofuels at the required percentage, the Seller purchases biofuel certificates to meet those obligations. The Company is allocated all of its biofuel certificates from the Seller based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. The Company charges cost of sales and records a liability for its allocated portion of the expected overall biofuels blending obligation of the Seller based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. The purchase price of the biofuel certificates allocated to the Company is based on prevailing market prices with third parties and is equal to the actual cost the Seller paid for biofuel certificates to meet the Seller’s obligation for the compliance year. As of December 31, 2015, 2014 and 2013 the Company recognized a liability for outstanding biofuel obligations of $52 million, $41 million and $25 million, respectively.
Biofuel certificates purchased and held by the Seller and allocated to the Company are recorded as inventory until they are required to be surrendered to government regulators. The Company’s balances related to biofuel certificates included in the inventory balance as of December 31, 2015, 2014 and 2013 were $57 million, $49 million and $36 million, respectively.
Carbon emissions credits
The EPA and the State of California have promulgated multiple regulations to control greenhouse gas emissions under the Federal Clean Air Act and California Assembly Bill 32 (“AB 32”). These regulations require the Company to purchase greenhouse gas cap and trade emissions credits. The Company charges cost of revenues when emissions credits are required to be purchased and records a liability for the obligation to purchase those emissions credits as an other current liability. The purchase price of the emissions credits is based on prevailing market prices with third parties and is equal to the actual cost the Company paid for emissions credits to meet its obligation for the compliance year. As of December 31, 2015, 2014 and 2013 the Company recognized emissions obligations of $106 million, $13 million, and $15 million, respectively.
Carbon emissions credits purchased on behalf of the Company by the Seller are recorded as inventory until they are required to be surrendered to government regulators. The Company’s balances related to emissions credits

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

included in the inventory balance as of December 31, 2015, 2014 and 2013 were $154 million, $31 million and $14 million, respectively.

9.	Fair Value Measurements
The Company measures assets and liabilities requiring fair value presentation using an exit price (i.e., the price that would be paid to transfer a liability) and disclose such amounts according to the quality of valuation inputs under the following hierarchy:

•	Level 1: Quoted prices in an active market for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are directly or indirectly observable.

•	Level 3: Unobservable inputs that are significant to the fair value of assets or liabilities.
The classification of an asset or liability is based on the lowest level of input significant to its fair value. Those that are initially classified as Level 3 are subsequently reported as Level 2 when the fair value derived from unobservable inputs is inconsequential to the overall fair value, or if corroborated market data becomes available. Assets and liabilities that are initially reported as Level 2 are subsequently reported as Level 3 if corroborated market data is no longer available.
The carrying value of the Company’s account receivables with affiliated entities approximates fair value due to their short‑term nature.

10.	Income Taxes
Components of income tax (benefit) / expense for the Company are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)
Current income tax
Federal	(277,592)	(122,268)	11,354
State	(76,910)	(34,790)	3,146
Total current income tax (benefit) / expense	(354,502)	(157,058)	14,500

Deferred income tax
Federal	(5,718)	1,433	707
State	(1,585)	408	196
Total deferred income tax (benefit) / expense	(7,303)	1,841	903

Total income tax (benefit) / expense	(361,805)	(155,217)	15,403

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

The following table summarizes the reconciliation of the federal statutory tax rate to the effective tax rate of the Company:

	December 31,
	2015	2014	2013
	(in thousands of dollars, except percentages)

Income / (Loss) before income tax	(887,952)	(388,939)	22,803
Statutory tax rate (%)	35%	35%	35%
Tax computed at statutory tax rate	(310,783)	(136,129)	7,981

Adjustments resulting from:
State taxes on income attributable to the Company (net of federal benefit)	(51,022)	(22,348)	1,310
Non-deductible regulatory expense	-	3,260	6,112
Total income tax (benefit) / expense	(361,805)	(155,217)	15,403

Effective tax rate (%)	41%	40%	68%

The tax effects of temporary differences that give rise to deferred tax liabilities / (assets) for the Company at December 31, 2015, 2014 and 2013 are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Depreciable property	253,447	260,666	258,820
Environmental reserve	(5,189)	(5,105)	(5,100)
Total deferred income tax liabilities	248,258	255,561	253,720

The net losses, incurred by the Company for the years ended December 31, 2015 and December 31, 2014, resulted in the Company generating net operating losses resulting in tax benefits recorded as Affiliate Accounts Receivable, discussed in Note 6. As these net operating losses are expected to be utilized by the ultimate tax paying entity, a valuation allowance has not been recorded against Affiliate Accounts Receivable under the benefits-for-loss method.
Similarly, there has been no valuation allowance for the gross deferred tax assets as these are expected to be utilized by the ultimate tax paying entity.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
____________________________________________________________________________

11.	Commitments and Contingencies
Included below is a discussion of contingencies and future commitments of the Company as of December 31, 2015, 2014 and 2013.
Environmental obligations. We accrue for environmental remediation activities when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. As environmental remediation matters proceed toward ultimate resolution or as additional remediation obligations arise, charges in excess of those previously accrued may be required.
Litigation. The Company can be subject to claims and complaints that may arise in the ordinary course of business. Management has regular litigation reviews, including updates from ExxonMobil, to assess the need for accounting recognition or disclosure of these contingencies. The Company would accrue an undiscounted liability for those contingencies where the incurrence of a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company would not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is reasonably possible and which are significant, the Company would disclose the nature of the contingency and, where feasible, an estimate of the possible loss. For purposes of the contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed.
Commitments. The Company leases office space and equipment under operating lease agreements that expire on various dates through 2020 and beyond. The future minimum rental payments under such leases as of December 31, 2015 are as follows:

Years Ending	(in thousands of dollars)

2016	330
2017	194
2018	157
2019	139
2020	111
Thereafter	823

The commitments under these agreements are not recorded in the accompanying Combined Balance Sheets. The amounts disclosed represent undiscounted cash flows on a gross basis, and no inflation elements have been applied. There are no events or uncertainties beyond those already included in reported financial information that would indicate a material change in future operating results or financial condition.
Based on the Sales and Purchase agreement between ExxonMobil Oil Corporation and Shell Trading (US) Company (collectively the "Buyers") and Aera Energy LLC ("Aera" or the "Seller"), a majority of Aera's crude oil produced from its properties in the San Joaquin Valley will be sold and delivered to the Torrance refinery. Subsequent to the sale transaction between ExxonMobil and PBF Holding Company LLC as disclosed in Note 1, Aera will continue to supply the refinery for future years with the volumes purchased as part of this agreement. For the years ended December 31, 2015, 2014 and 2013, the Company had product purchases of $1.0 billion, $2.0 billion and $2.3 billion, respectively.

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Torrance Refinery & Associated Logistics Business
Notes to the Combined Financial Statements
December 31, 2015, 2014 and 2013
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12.	Subsequent Events
We have evaluated subsequent events through the date that this report was available to be issued, June 24, 2016, and determined that there were no subsequent events requiring recognition or disclosure in our accompanying Combined Financial Statements and notes to the Combined Financial Statements.

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